Exhibit 4.1

              Permanent Global Registered Fixed Rate Note

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         AMERICAN EXPRESS CREDIT CORPORATION

     1 1/8% Cash Exchangeable Notes due February 19, 2003

REGISTERED                                CUSIP NO. 025818CJ2
No. R-1

     AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of $__________ on February 19, 2003 and, subject to the other terms and conditions of this Note, to pay interest semiannually on February 19 and August 19 __, commencing August 19, 1998, on said principal sum at the rate per annum specified in the title of these Notes, from February 19, 1998, until the principal thereof is paid or made available for payment.

     This Permanent Global Note has been issued in the principal amount specified in the preceding paragraph hereof and shown under the column heading "Initial Principal Amount" on Schedule A hereto, which principal amount shall be adjusted on Schedule A hereto from time to time in accordance with the provisions set forth in this Permanent Global Note (including Exhibit I hereto), provided that such principal amount together with the principal amount of any Euroclear Global Note (as defined in Exhibit I hereto) outstanding shall in no event exceed an aggregate of U.S. $150,000,000.

     Reference is hereby made to the further provisions of this global Note (the "Global Note") set forth on the reverse hereof and in the Prospectus Supplement attached hereto as Exhibit I (the "Prospectus Supplement") and incorporated herein, which further provisions shall for all purposes have the same effect as if set forth in this place.

     This Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

     IN WITNESS WHEREOF, American Express Credit Corporation has caused this Global Note to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE         AMERICAN EXPRESS CREDIT CORPORATION
OF AUTHENTICATION

                              By:_____________________________
                                 Name:
                                 Title:


This is one of the Securities
described in the within-mentioned
Indenture.

                              Attest:


                              By:______________________________
                              Name:
                              Title:


BANK OF MONTREAL TRUST COMPANY
       As Trustee


By:_______________________________
    Authorized Signatory
























                        REVERSE OF GLOBAL NOTE

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $150,000,000 (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of September 1, 1987, between the Company and Security Pacific National Trust Company (New York), as Trustee (as supplemented, hereinafter called the "Indenture"), pursuant to which the Company has designated Bank of Montreal Trust Company as Trustee for the Notes (as defined below), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as 1 1/8% Cash Exchangeable Notes due February 19, 2003 (the "Notes").

     Payment of the principal of, and interest on, this Note will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Subject to the other terms and conditions of this Note, interest will be paid to persons in whose names this Note is registered at the close of business on February 4 or August 4, as the case may be, prior to any Interest Payment Date. Interest shall be computed on the basis of a 360-day year and of twelve 30-day months from February 19, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Except in the event an Event of Default with respect to the Notes shall have occurred and be continuing or as otherwise set forth in the Indenture or in the Prospectus Supplement, Notes in definitive form will not be issued.

     This Note is exchangeable by a holder of this Note on any Exchange Date (as defined in Exhibit I hereto) for an amount in cash equal to the Exchange Amount (as defined in Exhibit I hereto) in the manner and subject to the restrictions set forth in Exhibit I hereto.

     The Company may, in the manner and subject to the restrictions set forth in Exhibit I hereto, (i) on or after February 20, 2000, call the Notes, in whole but not in part, and (ii) before February 20, 2000, if certain events occur involving United States taxation, call those Notes which are Euroclear Notes (as defined in Exhibit
I hereto) at the close of business on the Company Notice Date (as defined in Exhibit I hereto), in whole but not in part, in either case for mandatory exchange into cash for an amount in respect of each Note equal to the Exchange Amount; provided that in certain circumstances described in Exhibit I hereto the Company will instead pay an amount per Note equal to the Call Price (as defined in Exhibit I hereto).

     The Indenture contains provisions for defeasance and discharge at the Company's option of either the entire principal of all the Securities of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.



     The Notes are issuable in registered form in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     Certain terms used in this Note which are defined in the Indenture or the Prospectus Supplement have the meaning set forth therein.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.
































                             ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT  __________ (Cust) __________ (minor)

     Under Uniform Gifts to Minor Act __________ (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE]

_______________________________

_______________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

_________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated_______________________

NOTICE: The signature of this assignment must correspond with the name written upon the face of the within instrument in every particular without alteration or enlargement or any change whatsoever.













                              SCHEDULE A

             INCREASES AND REDUCTIONS IN PRINCIPAL AMOUNT

     The following exchanges of an interest in the Euroclear Global Note for an interest in this Permanent Global Note and exchanges of an interest in this Permanent Global Note for interest in the Euroclear Global Note have been made.

                                     Reduction
                     Increase        Resulting      Reduction
                     Resulting       from           Resulting from
                     from Exchanges  Exchanges      Cancellation and
                     of Interests    for            Retirement of                 Notation
Initial              in the          Interests in   Interests         Principal   Made by or
Principal  Date of   Euroclear       the Euroclear  Acquired by       Amount      on Behalf
Amount     Exchange  Global Note     Global Note    the Company       Remaining   of Trustee




































